                                                                   EXHIBIT 10.16

                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of the 28th day of May, 2002
                          ---------
(the "Effective Date") by and between Gordian Corporation. ("Gordian"), a
                                                             -------
California corporation with offices at 20361 Irvine Avenue, Santa Ana Heights, California, and Lantronix, Inc. ("Lantronix"), a Delaware corporation with
                                  ---------
offices at 15353 Barranca Parkway, Irvine, CA 92618.

         WHEREAS, the parties wish to clarify their respective rights and obligations with regard to certain intellectual property developed in whole or in part by Gordian which was previously used to develop and/or has been incorporated into existing Lantronix products (the "Gordian IP" as further
                                                    ----------
described in Exhibit A); and

         WHEREAS, Gordian and Lantronix desire to establish a contractual framework that will supercede and replace that certain Research and Development Agreement previously entered into by the parties on February 27, 1989 (the "Prior Agreement"), extinguish Lantronix's obligation to pay running royalties under the Prior Agreement, assign to Lantronix a co-ownership right in the Gordian IP, and require Gordian to provide specified technical support services to Lantronix at specified rates;

         NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS.

         1.1    "Affiliate(s)" means directly or indirectly, majority owned
                 ------------
affiliates and subsidiaries.

         1.2    "Claim(s)" means any claims, demands, suits, proceedings or
                 --------
causes of action.

         1.3    "Directly Competitive" means a product that would reasonably be
                 --------------------
considered by a customer as an alternative to, or a substitute or replacement for, a Lantronix Existing Product. Minor changes in features or functionality shall not be sufficient to overcome a classification as a directly competitive product.

         1.4    "Existing Products" means those currently existing Lantronix
                 -----------------
products which were developed in whole or in part by Gordian as of the Effective Date and which are listed in the attached Exhibit "B".

         1.5    "Initial Support Period" means the period beginning on the
                 ----------------------
Effective Date and ending eighteen (18) months thereafter.

         1.6    "Gordian IP" shall have the meaning ascribed to it in Exhibit
                 ----------
"A".

         1.7    "Gordian Know-How" means all the trade secrets, techniques,
                 ----------------
processes, confidential technical data, designs, standard calculations, know-how and other similar information that relates to the Gordian IP as it has been used to develop, or has been incorporated into, Existing Products.

         1.8    "Gordian Documentation" means all drawings, specifications,
                 ---------------------
technical memoranda, photographs and other documents and other tangible things that contain, explain, modify or supplement any Gordian Know-How or Gordian IP and any special purpose software owned by Gordian as they have been used to develop, or has been incorporated into, Existing Products. To the extent any special purpose software, hardware or equipment licensed or obtained from third parties ("Special Tool") was used in developing, or has been incorporated into, the Existing Products, the Gordian Documentation shall provide a description thereof and contact information for the third parties from which such special purpose software, hardware or equipment was licensed or obtained; and Gordian shall assist Lantronix in securing any information, rights or assistance in connection therewith. Gordian is not aware of any third party rights that would prevent Lantronix from continuing to market Existing Products.

         1.9    "New Product(s)" means those products that could not be
                 --------------
considered Enhancements of Existing Products but instead would materially change the features or functionality of an Existing Product or are otherwise announced or marketed by Lantronix as a new product.

         1.10   "Non-Competition Period" means the period running from the
                 ----------------------
Effective date and ending on December 31, 2004.

         1.11   "Prior Agreement" is defined in the Recitals.
                 ---------------

         1.12   "Transition Support Services" means training and support
                 ---------------------------
services which Lantronix reasonably requests from Gordian in order to educate and assist Lantronix in utilizing the Gordian Know-How, Gordian IP and Gordian Documentation so that Lantronix can support its own products as necessary.

         1.13   "Technical Support Services" means technical maintenance and
                 --------------------------
support services to assist Lantronix in maintaining, supporting and enhancing the Existing Products, or other services requested by Lantronix and accepted by Gordian, which acceptance shall not be unreasonably withheld ("Other Services"); provided, however, that any such Other Services shall not result in Gordian IP, unless otherwise agreed in writing by the parties, and Gordian shall not be prohibited from developing products for itself or for other persons utilizing source code and other work product resulting from such Other Services consistent with the provisions and restrictions of this Agreement.

         1.14   "Enhancement(s)" means any enhancement to an Existing Product
                 --------------
that increases the speed, efficiency, or ease of operation of such Existing Product, or otherwise improves the features or functionality of an Existing Product (which may include adding capabilities that enhance such features and functionality), or reduces the cost of an Existing Product, but do not create a New Product. Enhancements include any updated data, replacement, improvement, patch, or product maintenance upgrade that meets the foregoing definition or is necessary to correct errors in an Existing Product.

2. TERMINATION OF PRIOR AGREEMENT AND RELEASE. Upon receipt in full by Gordian of the first two payments from Lantronix in accordance with Section 6.1 below, the Prior Agreement is hereby terminated and of no further force or effect.

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Thereupon, Gordian and Lantronix hereby release each other from any and all obligations, payments, duties and/or Claims or liabilities (including, without limitation, under the Prior Agreement or any other written or oral agreement or otherwise relating to any of the Existing Products) arising prior to the Effective Date, whether known or unknown (other than Lantronix's obligation to pay royalties based on the gross margins of revenues booked by Lantronix prior to the Effective Date in accordance with generally accepted accounting principles consistently applied). The parties concurrently herewith have executed a standstill agreement in which both parties agree not to terminate the Prior Agreement unless and until Lantronix fails to make the second payment in accordance with Section 6.1 below. THE PARTIES EXPRESSLY WAIVE THE PROVISIONS AND PROTECTIONS OF SECTION 1542 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE WHICH PROVIDES AS FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

3.       ASSIGNMENT OF GORDIAN IP.

         3.1    Assignment. Gordian hereby assigns, transfers, sets over and
                ----------
conveys to Lantronix a joint, indivisible shared interest in all of Gordian's right, title and interest in, to and under the Gordian IP, including but not limited to any and all of the following items relating to the Gordian IP: (a) copyrights and registrations, (b) patent rights, and (c) rights to any and all claims and demands it may have at law or in equity arising out of any past, present or future infringements of the Gordian IP as it relates to any Existing Products or Enhancements thereof, subject to the restrictions in Section 7.1 below. Neither Gordian nor Lantronix shall have any obligation to account to the other for any revenues, income or other consideration or benefits derived from such party's exploitation of its joint ownership or interest in the Gordian IP. To the extent Lantronix has any claim to ownership or other rights or interests in any of the Gordian IP, Lantronix hereby assigns, transfers, sets over and conveys to Gordian a joint, indivisible shared interest in and to all of the Gordian IP. To the extent Lantronix has any claim to ownership or other rights or interests in the Gordian Know-How or the Gordian Documentation ("Lantronix Know-How"), Lantronix hereby assigns, transfer, sets over and conveys to Gordian all of such ownership rights and other rights and interests therein, subject to the license granted below in Section 3.4 below. The foregoing assignments, transfers, setting over and conveyances by Lantronix include but are not limited to any and all of the following items relating thereto: (a) copyrights and registrations, (b) patent rights and patent applications, and (c) rights to any and all claims and demands it may have at law or in equity arising out of any past, present or future infringements thereof as they relate to any Existing Products or Enhancements thereof, subject to the restrictions in Section 7.2 below.

         3.2    Recordation and Registration. Gordian and Lantronix agree that
                ----------------------------
procedures may be taken with the United States Copyright Office and the Patent and Trademark Office or any other regulatory offices by Lantronix or Gordian acting alone to record the transfer to Lantronix or Gordian of any of the rights conveyed herein. Gordian and Lantronix each covenants, for itself and its heirs and assigns, that from time to time after delivery of this instrument, at the other party's request and without further consideration (except for reimbursement of out-of-pocket expenses), such party will execute and deliver or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as the other party may reasonably require to effect transactions contemplated by this Assignment and to effectively vest in Lantronix or Gordian, as the case may be, its joint, indivisible shared interest in the Gordian IP or Gordian's sole ownership of the Gordian Know-How and Gordian Documentation

         3.3    License to Gordian Know-How Gordian hereby grants to Lantronix,
                ---------------------------
a fully paid up, irrevocable, perpetual, non-exclusive right and license to use the Gordian Know-How and Gordian Documentation in connection with the development, Enhancement, manufacture, sale and/or support of Existing Products. No compensation shall be due Gordian for the development, Enhancement, manufacture, sale and/or support of Existing Products other than as set forth in this Agreement.

         3.4    Additional License to Lantronix Know-How. Gordian also hereby
                ----------------------------------------
grants to Lantronix a fully paid up, irrevocable, perpetual, non-exclusive right and license to use the Lantronix Know-How in the development, enhancement, manufacture, sale and/or support of any Lantronix products.

4.       SUPPORT SERVICES.

         4.1    Transition Support Services. During the Initial Support Period,
                ---------------------------
Gordian shall provide Transition Support Services at the rates set forth in
Section 6 below, as requested by Lantronix.

         4.2    Technical Support Services. Gordian shall provide Technical
                --------------------------
Support Services at the rates set forth in Section 6 below as requested by Lantronix. Any source code modifications or schematics resulting from such Technical Support Services (other than code, code modifications or schematics resulting from Other Services) shall be considered Gordian IP for purposes of this Agreement.

5. DELIVERY. Upon receipt by Gordian of the first two payments by Lantronix in accordance with Section 6.1, Gordian shall deliver to Lantronix (a) two copies of the source code included in the Gordian IP, in a format including build scripts and annotations, on CD-Roms or other media that will allow Lantronix to support the Existing Products and to edit, amend and develop Enhancements to the Existing Products as permitted pursuant to this Agreement, and (b) one copy of the Gordian Documentation in a format and on an electronic medium that will allow Lantronix to render amendments thereto; provided that Gordian shall have no obligation to convert the Gordian Documentation to any platform other than FrameMaker. In the interim (and thereafter), Gordian shall not do anything to prevent Lantronix from continuing to make, have made or support Existing Products, and Gordian shall take all reasonable steps necessary to assist Lantronix in this regard, subject to any rights under Section 6.3 hereof to be compensated therefore. In the event that Gordian receives the first two payments from Lantronix in accordance with Section 6.1 below but Gordian fails to deliver the items specified in this section within five (5) business days after receipt of the second of such payments, Lantronix shall be entitled to seek immediate injunctive relief in the form of specific performance.

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6.       PAYMENT.

         6.1 Payment to Gordian. In consideration for the extinguishing of any
             ------------------
and all further royalty obligations on the continuing sale by Lantronix of Existing Products (other than the obligation to pay royalties to Gordian with respect to the gross margins of revenues booked by Lantronix prior to the Effective Date), for the assignment of the Gordian IP provided pursuant to
Section 3, and for the remaining covenants set forth herein (particularly as they relate to restrictions on Gordian's rights regarding the Gordian IP), Lantronix agrees to pay Gordian the total sum of six million dollars ($6,000,000) in immediately available funds as follows: (i) three million ($3,000,000) to be immediately available for use by Gordian no later than 3:00 p.m. on May 28, 2002, (ii) two million ($2,000,000) to be paid on July 1, 2002, and (iii) the remaining one million ($1,000,000) to be paid on July 1, 2003. Within five (5) business days after the Effective Date, Lantronix shall deliver to Gordian a letter of credit from a reputable national bank reasonably acceptable to Gordian which secures the payment required under (iii) above on terms and conditions reasonably acceptable to Gordian at no cost to Gordian.

         6.2 Transition Support Service Fees. Lantronix further agrees to
             -------------------------------
purchase and Gordian agrees to provide no less than twenty-five thousand dollars ($25,000) worth of Transition Support Services per month during each month of the Initial Support Period. The rates charged by Gordian for such Transition Support Services shall be no more than $1,320 per man per day during the first twelve (12) months of the Initial Support Period. Thereafter, the rate charged by Gordian shall be no more than $1,320 per man per day plus an increase equal to the increase in the Consumer Price Index ("CPI"). Lantronix agrees to pay any fees owed pursuant to this Section 6.2 within fifteen (15) days after receipt of a correct invoice; provided, however, if Lantronix does not purchase at least $25,000 worth of such services during any calendar month of the Initial Support Period, Gordian will include in the invoice for such month a charge sufficient to increase the amount payable by Lantronix for such month to $25,000; and provided further (a) if any of the services requested by Lantronix that were to be provided during any such month are not provided by Gordian through no fault of Lantronix, Lantronix may withhold the portion of such $25,000 applicable to such dispute, subject to Gordian's right to seek payment in accordance with the Dispute Resolution provisions in Section 14 below; and (b) if there is a good faith dispute as to whether or not such services were properly provided, Lantronix must pay the portion of such $25,000 applicable to such dispute, but may do so under protest, subject to its rights to seek reimbursement in accordance with the Dispute Resolution provisions in Section 14 below.

         6.3 Technical Support Service Fees. Lantronix agrees to purchase and
             ------------------------------
Gordian agrees to provide no less than sixty thousand dollars ($60,000) worth of Technical Support Services per month during each month of the Initial Support Period. The rates charged by Gordian for such Technical Support Services shall be no more than $1,320 per man per day during the first twelve (12) months of the Initial Support Period. Thereafter, the rate charged by Gordian shall be no more than $1,320 per man per day plus an increase equal to the increase in the CPI. Provided that Lantronix is not in breach of any of its obligations hereunder, any Technical Support Services reasonably requested by Lantronix subsequent to the Initial Support Period and prior to December 31, 2004, shall be provided to Lantronix at Gordian's then-current, standard rates, subject to reasonable advance written notice from

Lantronix and the reasonable availability of Gordian personnel. Lantronix agrees to pay any fees owed pursuant to this Section 6.3 within fifteen (15) days after receipt of a correct invoice; provided, however, if Lantronix does not purchase at least $60,000 worth of such services during any calendar month of the Initial Support Period, Gordian will include in the invoice for such month a charge sufficient to increase the amount payable by Lantronix for such month to $60,000; and, provided further, (a) if any of the services requested by Lantronix that were to be provided during any such month are not provided by Gordian through no fault of Lantronix, Lantronix may withhold the portion of such $60,000 applicable to such dispute, subject to Gordian's right to seek payment in accordance with the Dispute Resolution provisions in Section 14 below; and (b) if there is a good faith dispute as to whether or not such services were properly provided, Lantronix must pay the portion of such $60,000 applicable to such dispute, but may do so under protest, subject to its rights to seek reimbursement in accordance with the Dispute Resolution provisions in
Section 14 below.

7.       RESTRICTIONS ON USE OF GORDIAN IP.

         7.1 Use by Lantronix. Lantronix shall not incorporate the code included
             ----------------
in the Gordian IP into any New Products nor permit any Affiliate or any other person to do so. Except pursuant to Section 15.2, Lantronix shall not be permitted to sell its rights in the Gordian IP. Lantronix shall also not license or otherwise make available the Gordian IP to any person or entity (nor sublicense the rights to the Gordian IP, Gordian Know-How or Gordian Documentation to any person or entity) except to the extent necessary for Lantronix to exercise its rights under this Agreement, including the right to engage another person or entity on Lantronix's behalf to exercise such rights. Notwithstanding the foregoing, Lantronix shall be permitted to (i) use the Gordian IP to manufacture, sell, or support all currently Existing Products, and
(ii) use the Gordian IP in connection with Enhancements to Existing Products. In addition, nothing herein shall restrict Lantronix from utilizing (and Lantronix shall be permitted to utilize) residual knowledge, including but not limited to Gordian Know-How and Gordian Documentation (but excluding the code included in the Gordian IP) and the Lantronix Know-How, in developing New Products.

         7.2 Use by Gordian. During the Non-Competition Period, Gordian agrees
             --------------
that Gordian shall not develop any products that are Directly Competitive with any of the Existing Products, and shall not cause or permit any Affiliate or third party (including without limitation any assignees or licensees, other than Lantronix) to do so. Subsequent to the Non-Competition Period Gordian and/or its assignees or licensees shall be permitted to develop Directly Competitive Products so long as and only to the extent that the code included in the Gordian IP is not incorporated into or used in the development of such Directly Competitive Products. Notwithstanding the foregoing, Gordian shall be permitted to use the Gordian IP, Gordian Know-How and Gordian Documentation to develop products that are not Directly Competitive with the Existing Products, and shall be permitted to use residual knowledge, including but not limited to the Gordian Know-How and Gordian Documentation (but excluding use of the code included in the Gordian IP), in developing Directly Competitive products after expiration of the Non-Competition Period.

8.       REPRESENTATIONS AND WARRANTIES.

         8.1    General.  Gordian warrants and represents to Lantronix as of the
                -------
Effective Date as follows:

                (a)   Ownership; Authority; Compliance with Laws:  That: (i) all
                      ------------------------------------------
materials and services provided hereunder including the Gordian IP, Gordian Know-How, Gordian Documentation and deliverables resulting from Technical Support Services are or will be owned free and clear of any encumbrances (other than the co-ownership rights granted to IQinVision and the licenses previously agreed to by Lantronix under which royalties or other fees are payable by Lantronix with respect to the Existing Products and Enhancements, including without limitation NDS and LAT); (ii) the Special Tools are products that are readily available from third parties on terms applicable to all licensees or purchasers; (iii) IQinVision has agreed to be bound by the restrictions in
Section 7.2; (iv) Gordian has full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Lantronix in this Agreement; and (v) Gordian's compliance with the terms and conditions of this Agreement shall not violate any federal, state or local laws, regulations or ordinances or any third party agreements.

                (b)   Notice of Infringement: That Gordian has not received any
                      ----------------------
notice of any claim of infringement or misappropriation or any other claim or proceeding relating to any patent, copyright or trade secret relating to the Gordian IP, Gordian Know-How or Gordian Documentation or the manner in which Gordian conducts its business (other than the claims made by Lantronix in relation to its pending litigation with Digi International).

                (c)   Unauthorized Code: That the Gordian IP shall be free, at
                      -----------------
the time of receipt by Lantronix, of any computer virus, software locks or other such unauthorized code incorporated therein by Gordian or at Gordian's direction. Unauthorized code includes harmful programs or data incorporated into the Gordian IP which are intended to destroy, erase, damage or otherwise disrupt the normal operation of the Gordian IP or other programs, hardware or systems utilized by Lantronix or allows for unauthorized access to the Gordian IP or other programs, hardware or systems utilized by Lantronix. Unauthorized code also includes any mechanism, such as password checking, CPU serial number checking or time dependency, that could hinder Lantronix freedom to fully exercise its rights under this Agreement.

                (d)   Assistance from Gordian Personnel. Gordian hereby agrees
                      ---------------------------------
to cooperate with Lantronix in connection with its pending patent litigation with Digi International by making available Rich Lyman and other persons with relevant percipient knowledge to the extent they are still employed or engaged by Gordian at reasonable times with reasonable prior notice, provided that Gordian is reimbursed for out-of-pocket expenses in connection therewith.

         8.2    By Lantronix. Lantronix warrants and represents to Gordian that
                ------------
(a) Lantronix has full power and authority to enter into this Agreement and to carry out its obligations under this Agreement; and (b) Lantronix's compliance with the terms and conditions of this Agreement shall not violate any federal, state or local laws, regulations or ordinances or any third party agreements.

9.       DEFENSE; INDEMNIFICATION.

         9.1 Defense by Gordian. To the fullest extent permitted by law, Gordian
             ------------------
shall, at its own expense defend, Lantronix and its directors, officers, employees, agents, successors and assigns from and against any and all Claims that result or are claimed to result in whole or in part from (a) any third-party claim, action or allegation that, if true, would constitute a breach of any of Gordian's representations or warranties as set forth in Section 8 or
(b) injury (including death) to any persons or damage to any property arising out of any services furnished by Gordian under this Agreement.

         9.2 Indemnity by Gordian. To the fullest extent permitted by law,
             --------------------
Gordian shall, at its own expense, indemnify and hold harmless Lantronix and its directors, officers, employees, agents, successors and assigns from and against any and all liabilities, damages, awards, losses, costs and expenses (including costs and reasonable attorneys' fees) arising out of any Claim as described in
Section 9.1. Notwithstanding the foregoing, Gordian shall not be liable for damage to third parties to the extent such damage was caused solely by the active and gross negligence or willful misconduct of Lantronix as determined in a final, non-appealable order of a court of competent jurisdiction.

         9.3 Defense and Indemnity by Lantronix. To the fullest extent permitted
             ----------------------------------
by law, Lanronix shall, at its own expense defend, Gordian and its directors, officers, employees, agents, successors and assigns from and against any and all Claims that result or are claimed to result in whole or in part from (a) any third-party claim, action or allegation that, if true, would constitute a breach of any of Lantronix's representations or warranties as set forth in Section 8 or
(b) injury (including death) to any persons or damage to any property arising out of any activities of Lantronix under this Agreement. To the fullest extent permitted by law, Lantronix shall, at its own expense, indemnify and hold harmless Gordian and its directors, officers, employees, agents, successors and assigns from and against any and all liabilities, damages, awards, losses, costs and expenses (including costs and reasonable attorneys' fees) arising out of any Claim as described above in this Section 9.3. Notwithstanding the foregoing, Lantronix shall not be liable for damage to third parties to the extent such damage was caused solely by the active and gross negligence or willful misconduct of Gordian as determined in a final, non-appealable order of a court of competent jurisdiction.

         9.4 Liability Exclusions and Limitations.
             ------------------------------------

             (a) EXCEPT FOR THE EXPRESS AND PERSONAL REPRESENTATIONS AND WARRANTIES IN SECTION 8 ABOVE, NEITHER GORDIAN NOR LANTRONIX MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, TO THE OTHER PARTY OR ITS AFFILIATES OR THIRD PARTIES (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF TITLE OR AGAINST INFRINGEMENTS).

             (b) EXCEPT AS PROVIDED IN THE NEXT SENTENCE, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER GORDIAN NOR LANTRONIX SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE

TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS, ANTICIPATED BUSINESS, LOSS OF DATA, INTERRUPTION OF SERVICE OR LOSS OF BUSINESS), EVEN IF GORDIAN OR LANTRONIX HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT DAMAGES DIRECTLY ATTRIBUTABLE TO GORDIAN'S BREACH OF THE RESTRICTIONS IN SECTION 7.2 DURING THE NON-COMPETITION PERIOD, SUCH AS LOSS OF SALES, REDUCED PROFITS OR ADDITIONAL MARKETING COSTS, SHALL BE DEEMED DIRECT DAMAGES AND NOT EXCLUDED BY THE PRECEDING SENTENCE.

                 (c) Under no circumstances shall Gordian's liabilities for damages with respect to Transition Support Services or Technical Support Services exceed one million dollars ($1,000,000.00).

                 (d) Both parties acknowledge and agree that the amounts to be paid hereunder are based in substantial part on the provisions of this Section
9.4 relating to disclaimers, limitations and exclusions and that such disclaimers, limitations and exclusions are unrelated, independent allocations of risks. WITHOUT LIMITING THE FOREGOING, GORDIAN AND LANTRONIX AGREE THAT IF ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL DISCLAIMERS, LIMITATIONS AND EXCLUSIONS SET FORTH HEREIN SHALL REMAIN IN EFFECT.

10.      TERM AND TERMINATION.

         10.1    Agreement. This Agreement shall become effective as of the
                 ---------
Effective Date and shall be non-terminable, except that in the event of a material breach of any of its payment obligations hereunder by Lantronix that is not cured within thirty (30) days after written notice of such breach by Gordian, Gordian shall be relieved of the restrictions in Section 7.2 relating to Directly Competitive products.

11. ADVERTISING RESTRAINTS. Gordian agrees that without Lantronix prior written consent, Gordian shall not use the names, service marks and/or trademarks of Lantronix or any of its affiliated companies, or reveal the existence of this Agreement or its terms and conditions in any manner, including in any advertising, publicity release or sales presentation; provide, however, that Gordian may reveal or disclose the existence and terms of this Agreement to
(a) its attorneys, accountants and financial advisers and (b) to any prospective purchaser of substantially all of the business and assets or capital stock of Gordian; any investor contemplating an investment in Gordian; any co-venturer, or any other person entering into a material contract with Gordian that involves the Gordian IP, Gordian Know-How or Gordian Documentation and that has a legitimate and reasonable need for such information to evaluate the terms of such contract or joint venture being considered by such person and each such person's attorneys, accountants and financial advisers.

12. NOTICES. All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by (i) hand delivery,
(ii) certified mail, return receipt requested, or (iii) by a nationally recognized courier service to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party:

If to Lantronix:       Lantronix, Inc.
                       15353 Barranca Parkway
                       Irvine, CA 92618
                       Attn: Michael Oswald, Esq.
                       Facsimile: (949) 453-7119

With a copy to:        Mark A. Flagel, Esq.
                       Latham & Watkins
                       633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                       Facsimile: (213) 891-8763

If to Gordian:         Gordian Corporation
                       20361 Irvine Avenue
                       Santa Ana Heights, CA 92707
                       Attn: Gregg Bone
                       Facsimile: (714) 850-0533

All notices shall be effective (i) when delivered personally, (ii) five (5) days after deposit in mail, or (iii) the business day when delivered by a nationally recognized courier. Parties may change address, etc., by giving notice of change, provided that such notice is effective only on receipt.

13. LANTRONIX AFFILIATES. All references in this Agreement to "Lantronix" shall be deemed to refer also to Lantronix Affiliates.

14.      DISPUTE RESOLUTION.

         14.1    Negotiation. The parties will attempt in good faith to resolve
                 -----------
through negotiation any dispute, claim or controversy arising out of or relating to this agreement. Either party may initiate negotiations by providing written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within five calendar days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each party with full settlement authority will meet at a mutually agreeable time and place within ten calendar days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved by these negotiations within two (2) calendar days, either party may require that the matter (a "Dispute") will be resolved in accordance with the Dispute Resolution Procedures set forth on Exhibit C attached hereto.

         14.2    Injunction. Nothing herein shall prevent either party from
                 ----------
seeking immediate injunctive relief from a court of competent jurisdiction should circumstances so warrant.

Said court shall have jurisdiction to rule upon and enforce any such request for injunctive relief before referring the matter to arbitration in accordance with
Section 14.1, for resolution of all remaining issues. The prevailing party in any such proceeding shall be entitled to reimbursement of its attorneys' fees and court costs. The parties agree that if a violation of Section 7.2 is established by Lantronix in accordance with this Section 14, Lantronix shall be entitled to immediate injunctive relief.

15.      GENERAL.

         15.1    Applicable Law and Jurisdiction. This Agreement shall be
                 -------------------------------
construed and enforced in accordance with the internal laws of the State of California, without regard to conflict of law principles. The federal and/or state courts of California shall have exclusive personal and subject matter jurisdiction over, and notwithstanding Section 14.2 and 14.3, the parties shall each submit to the venue of such courts with respect to, any dispute pursuant to this Agreement in which an injunction is properly sought, and all objections to such jurisdiction and venue are hereby waived.

         15.2    Assignment. Neither party shall assign this Agreement without
                 ----------
the written consent of the other, which shall not be unreasonably withheld, delayed or conditioned; provided however, that Lantronix may assign this Agreement to any of its Affiliates without acquiring the consent of Gordian. Either party may assign this Agreement to a person acquiring substantially all of the business and assets of the assigning party without the consent of the other party, so long as such person agrees to be bound by the terms and conditions of this Agreement.

         15.3    Independent Contractor. It is understood and agreed that
                 ----------------------
Gordian is retained only for the purposes and to the extent set forth in this Agreement and that the relationship of Gordian and Gordian's employees to Lantronix during the term of this Agreement shall be that of independent contractors. Neither party shall represent to the contrary, either expressly, implicitly or otherwise. All programming specialists or other persons Gordian furnishes to provide services to Lantronix hereunder shall at all times be the employees, consultants or agents of Gordian and shall not be deemed to be the employees, consultants or agents of Lantronix. As between Lantronix and Gordian, Gordian shall have the sole and exclusive control over its employees, consultants and agents who provide services to Lantronix hereunder, and over the labor and employee relations policies, and policies relating to wages, hours, working conditions, or other conditions of its employees, consultants and agents. Gordian shall have the sole and exclusive right to hire, transfer, suspend, lay-off, recall, promote, assign, discipline, adjust grievances and discharge said employees, consultants and agents.

         15.4    Security Policies. Gordian and Lantronix agree that their
                 -----------------
personnel, while working at or visiting the premises of the other party, shall comply with all the internal rules and regulations of the other party, including security procedures, and all applicable federal, state, and local laws and regulations applicable to the location where said employees are working or visiting.

         15.5    Severability. If any covenant set forth in this Agreement is
                 ------------
determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect.

         15.6    Counterparts. This Agreement may be executed in counterparts,
                 ------------
which together shall constitute one and the same agreement. Each party may rely on a facsimile signature on this Agreement, and each party shall, if the other party so requests, provide an originally signed copy of this Agreement to the other party.

         15.7    Waiver of Rights; Cumulative Remedies. The failure of either
                 -------------------------------------
party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the party with respect to such future performance shall continue in full force and effect. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

         15.8    Entire Agreement. This Agreement and the Exhibits, together
                 ----------------
with all documents referenced herein and therein, constitute the complete and exclusive statement of the terms of the agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions of the parties. Furthermore, this Agreement shall supersede and Lantronix shall not be bound by any "shrink wrap license" which is bundled with the Gordian IP, or any "disclaimers" or "click to approve" terms or conditions now or hereafter contained in the Gordian IP. No modification or rescission of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         15.9    Interpretation. The descriptive headings of this Agreement and
                 --------------
of any Schedules under this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. As used herein, "include" and its derivatives (including, "e.g.") shall be deemed to mean "including but not limited to".

                                      * * *

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by its duly authorized representatives and delivered as of the day and year first above written.

LANTRONIX:                                  GORDIAN:
---------                                   -------

Lantronix, Inc.                             Gordian Corporation

By:   /s/ FRED THIEL                        By:   /s/ GREGG BONE
    -------------------------------             --------------------------------

Name:     Fred Thiel                        Name:     Gregg Bone
      -----------------------------               ------------------------------

Title:    President & CEO                   Title:    President
       ----------------------------                -----------------------------

                                    EXHIBIT A
                                    ---------
                            DESCRIPTION OF GORDIAN IP
                            -------------------------

"Gordian IP" shall mean the code for the Existing Products developed by or for Gordian, as well as the schematics generated by Gordian and used in developing the Existing Products.

                                    EXHIBIT B
                                    ---------
                            LIST OF EXISTING PRODUCTS
                            -------------------------

         20004501
         200065
         538901
         538910
         98917-01
         98944-01
         EPS1-05
         EPS1-07
         EPS1-XX
         EPS2-05
         EPS2-XX
         EPS2-100
         EPS2-100-BR1
         EPS2-100-BR2
         EPS4-100
         ETS16P
         ETS16P-02
         ETS16PS
         ETS4P
         ETS8P
         ETS8P-02
         ETS8PS
         ETS16PR
         ETS16PR2
         ETS32PR
         ETS32RP2
         ETS422PR
         LES2700A-16
         LES2700A-32
         LES2700A-100-R2
         LES2700A-VIA-R2
         LES2700E-VIA
         LPS1-2-xx
         LPS1-T-xx
         LRS1-T--xx
         LRS2-05
         LRS2-XX
         LRS2-FN-01
         LRS16F
         LRS32F
         MPS100-01
         MPS100-02
         MPS100-03
         MPS100-DX-I
         MSS-VIA-A-XX

                                    EXHIBIT B
                                    ---------
                       LIST OF EXISTING PRODUCTS (cont'd)
                       ---------------------------------

     MSS1-T2-XX
     MSS1-TB
     MSS100-01
     MSS100-02
     MSS100-04
     MSS100-357-1
     MSS100-AXC
     MSS100-L
     MSS100-TB
     MSS100-TB-03
     MSS100-TC-01
     MSS100-TC-02
     MSS4-D-01
     MSS4-DFP-01
     MSS4-S-01
     MSS4-SFP-01
     MSS485-T-XX
     MSS485-TC
     MSS485-TC-01
     MSSLITE-A
     MSSLITE-B
     MSSLITE-B1
     MSSLITE-B2
     MSSLITE-C
     MSSLITE-C1
     MSSLITE-C1A
     MSSLITEX-A
     MSSLITEX-C
     MSSLITEX-C1
     MSSLITEX-C1A
     MSSLITEX-ST
     OM-0019
     SCS100-01
     SCS100-02
     SCS200
     SCS400-01
     SCS400-02
     SCS1600
     SCS1600-02
     SCS3200
     SCS3200-02
     SMC3716RAM
     SMC3732RAM
     99087-01
     DSTRP-A3

                                    EXHIBIT B
                                    ---------
                       LIST OF EXISTING PRODUCTS (cont'd)
                       ----------------------------------

DSTRP-AA
DSTRP-B3
DSTRP-BA
DSTRP-CA
DSTRP-DA
EPS2P2-XX
EPS4P1-XX
EPS4U
EPS4UF
EPS4R
EPS4RF
EPS4DF
EPS4D
EPS12U
EPS12UF
EPS12D
EPS12R
EPS12DF
EPS12RF
ETS16U
ETS16UF
ETS16D
ETS16DF
ETS16R
ETS16RF
ETS4P4-XX
ETS8U
ETS8UF
ETS8D
ETS8DF
ETS8R
ETS8RF
LB2
LES2700A-100
LES2700A-VIA
LFX2
LFX2-MA-XX
LMR4T-2-XX
LMR4T-XX
LMR5T-XX
LMR8T-2-XX
LMR8T-XX
LMR9T-XX
LMS1F4

                                    EXHIBIT B
                                    ---------
                       LIST OF EXISTING PRODUCTS (cont'd)
                       ----------------------------------

LM2F8-XX
LMS2F8-MA-XX
LMS8-A-XX, -02
LNA2
LPM2-2
LPM2-FL
LPM2-T
LPM4-T
LPM8-XX
LRP2
LRP6
LRS16
LSB4
LSW8F
LSW8F-S
LTR1
LTR4
LTR8
LTR16T
LTR8T
LTX -2A
LTX-2
LTX -5
LTX -C-XX
LTX -T
LTX -TA
LTX -FL
MPS1-2-ZE
MPS1-2-ZI
MPS1-T-ZE
MPS1-T-ZE
MPS1-T-ZI
MPS1-2-03
MPS1-2-XX
MPS1-T-03
MPS1-T-XX
MSS1-355-01
MSS1-TC-XX
MSS1-TB357
QMS-2I
QMS-TI
MSS1-TB357
LES2700E-100

                                    EXHIBIT C
                                    ---------
                          DISPUTE RESOLUTION PROCEDURES
                          -----------------------------

1.       Arbitration.
         -----------

         (a)    Arbitration Generally. If the Parties cannot resolve any Dispute
                ---------------------
through negotiations, either party to the Agreement to which this Exhibit is attached (a "Party") may request that such Dispute shall be settled by arbitration in the County of Orange, California. The award rendered by the arbitrator(s) will be final and binding, and judgment upon such award may be entered by any court described in Section 2 below. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter in any court of competent jurisdiction.

         (b)    Expedited Arbitration for Certain Disputes. In the event of a
                ------------------------------------------
Dispute relating to whether or not a Gordian product is, or a Gordian project will result in a product that is, "Directly Competitive" with a Lantronix Existing Product, the Dispute shall be resolved by expedited final and binding arbitration in the following manner (the "Expedited Process"):

                (1) Set forth below is a list of neutral arbitrators that are all acceptable to both parties:

                      Larry Irving
                      Richard Chernick
                      Louis Cardenas
                      Richard Neal
                      Larry Wattington
                      Richard Luesebrink
                      John Seitman
                      Steve Stone

                (2) If the parties are not able to agree on one of the foregoing neutrals within three (3) business days after ritten notice from Gordian or Lantronix that it desires to nitiate such Expedited Process, the party initiating such xpedited Process shall select any one of the foregoing eutrals that agrees to abide by the schedule set forth elow.

                (3) Within two (2) business days after the neutral's selection by both parties or by the party initiating the Expedited Process, the selected neutral shall instruct the parties and their counsel as to the evidence and/or discovery the neutral desires the parties to provide before the hearing on the merits (after consultation with both parties and/or their counsel); provide, however, that such evidence or discovery does not extend the Expedited Process beyond the dates contemplated below without the prior written consent of both parties.

                (4)   Within ten (10) business days after the neutral's

                selection, a hearing on the merits will be conducted by the neutral of a duration of not more than two (2) days (unless the parties agree in writing to a longer hearing).

          (5) The neutral shall render his or her decision in writing to the parties, which shall be final and binding on both parties, within two
          (2) business days after the hearing contemplated in (4) above.

     (c)  Provisions Governing Other Disputes. Except as otherwise stated in
          -----------------------------------
this Section 1, arbitration under this Section 1(c) shall be conducted in accordance with the Commercial Arbitration Rules of the AAA ("AAA Rules") then in effect. However, at all events, all provisions of this Section 1(c) shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules.

          (1) Compensation of Arbitrators. Any arbitration shall be conducted
              ---------------------------
          before a panel of three arbitrators. The arbitrators shall be compensated for their services at a rate or rates to be determined by the Parties, provided that in the event that the Parties are not able to agree upon the rate of compensation of the neutral arbitrator, the AAA shall determine the neutral arbitrator's rate of compensation based upon the hourly or daily consulting rate of the neutral arbitrator.

          (2) Selection of Arbitrators. Within five (5) calendar days of written
              -------------------------
          notice by a Party seeking arbitration under this provision (such notice shall be termed an "Arbitration Request"), the Party requesting arbitration shall appoint one person as an arbitrator and within ten
          (10) calendar days thereafter the other Party shall appoint the second arbitrator. Within thirty (30) calendar days after the Arbitration Request, the two arbitrators so chosen shall mutually agree upon the selection of the third impartial and neutral arbitrator. Unless the Parties otherwise agree, such third impartial and neutral arbitrator shall be a licensed attorney with fifteen or more years experience negotiating and drafting commercial contracts similar to the agreement to which this Exhibit is attached. If the chosen arbitrators cannot agree upon the selection of the third arbitrator, the AAA Rules for the selection of such an arbitrator shall be followed. If a Party shall fail to designate one of the first two arbitrators, the other Party shall have the right to appoint, in its sole discretion, the other arbitrator. If a Party fails to appoint a successor to its appointed arbitrator within ten (10) business days of the death, resignation or other incapacity of such arbitrator, the remaining two arbitrators shall appoint such successor.

          (3) Payment of Costs. Each Party will pay the fees of its own
              ----------------
          attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including, without limitation, fees of the arbitrator(s), costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be borne equally by the Parties; provided, however, that the prevailing Party in any arbitration shall be entitled to an award of reasonable Attorneys' Fees and one-half of Arbitration Costs.

          (4) Expedited Schedule. The arbitration shall be conducted on an
              ------------------
          expedited schedule. Unless otherwise agreed by the Parties and to the extent not previously made, the Parties shall make their initial or supplemental claims to the panel within forty-five (45) calendar days after the Arbitration Request. Within sixty (60) calendar days after the Arbitration Request each Party shall supply to the other Party all documents that such Party intends to introduce or upon which such Party intends to rely in connection with such proceeding, as well as a list of any and all witnesses whose testimony such Party intends to introduce in connection with such proceeding (with a brief summary in the area of testimony). Additional documents or witnesses may be introduced only if a majority of the arbitrators determine that good cause has been shown. Each Party shall also have the right to submit written briefs to the arbitrators in accordance with a timetable to be established by the arbitrators. Unless agreed by the Parties otherwise, the hearing shall commence within one hundred and twenty
          (120) calendar days after the Arbitration Request and shall be completed within one hundred fifty (150) calendar days of the Arbitration Request.

          (5) Evidence and Discovery. The arbitrators shall be instructed to
              ----------------------
          conduct the arbitration in a manner as expeditious as reasonably possible, consistent with the Parties' intention to have a full and fair hearing on the merits of the Dispute. Each Party agrees to supply the arbitrators in accordance with a timetable to be established by the arbitrators such materials as the arbitrators may reasonably require in order to render a decision, including those requested by either Party which the arbitrators determine are appropriate to consider, but subject to appropriate claims of privilege. Each Party shall supply to the other Party hereto copies of any and all materials that are supplied to the arbitrators concurrently with delivery of such materials to the arbitrators. Upon the written request of either Party, the arbitrators shall conduct a hearing at which representatives of both Parties shall have the right to be present and to make oral presentations to the arbitrators. Each Party shall supply to the other Party at least twenty (20) business days prior to the commencement of any arbitration proceeding copies of any and all documents which such Party intends to introduce or upon which such Party intends to rely in connection with such proceeding, as well as a list of any and all witnesses whose testimony such Party intends to introduce in connection with such proceeding. Additional documents or witnesses may be introduced only if the arbitrators determine that good cause has been shown. Deposing of witnesses in advance of such proceedings and discovery of documents or other information in the possession or control of a party shall be permitted to the extent the arbitrators determine that good cause has been shown for such depositions or discoveries; provided, however, if the arbitrators allow depositions, each Party shall be entitled to depose at least three (3) witnesses plus any expert witnesses. Each Party shall also have the right to submit written briefs to the arbitrators in accordance with a timetable to be established by the arbitrators.

          (6) Judgment. Upon the conclusion of any arbitration proceedings
              --------
          hereunder, the arbitrators shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by them and shall deliver such documents to each Party along with a signed copy of the award in accordance with Section 1283.6 of Title 9.

          (7) Terms of Arbitration. The arbitrators chosen in accordance with
              --------------------
          these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

          (8) Exclusive Remedy. Except as specifically provided in this Exhibit
              ----------------
          or in the agreement to which this Exhibit is attached, arbitration shall be the sole and exclusive remedy of the Parties for any Dispute. Notwithstanding the foregoing, either Party may, in an appropriate matter, apply to a court described in Section 2 of this Exhibit for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief.

2.   Jurisdiction and Venue. Any court proceeding relating to a Dispute shall be
     ----------------------
     brought and heard only in an appropriate state or federal court located in Orange County, California. The Parties irrevocably waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

3.   Confidentiality. Unless the Parties otherwise agree in writing, the
     ---------------
     following confidentiality provisions shall apply: The existence, conduct, and content of any arbitration or court proceeding arising out of a Dispute ("Proceeding"), any information provided by a Party and any testimony introduced in connection with such Proceeding, and the terms of any settlement that are non-public information shall be considered confidential information. A recipient of the confidential information shall use the same care and discretion to avoid disclosure of such information as the recipient uses with its own similar information which it does not wish to disclose, but at least reasonable care and discretion. Each Party may, however, disclose in confidence such confidential information to its (i) attorneys, (ii) employees, directors, shareholders, agents, or advisors who have a need to know, or (iii) experts or consultants retained in connection with the Proceeding. Each Party may disclose the confidential information to the extent required by law or by any governmental authority or with the prior written consent of the other Party. After a settlement, the Parties may state to a third party that the Dispute has been resolved to their satisfaction. The Parties may also disclose the terms of the settlement (i) in confidence to their accountants, auditors, investors and financing sources and their respective attorneys and advisors, (ii) in confidence in connection with a proposed/actual merger, acquisition, consolidation, reorganization, or the like, or (iii) as such disclosure may be necessary to enforce the terms of the settlement. Upon the written request of a disclosing Party, the receiving Party shall (i) return to the disclosing Party the disclosing Party's confidential information so requested (excluding any settlement agreement) and all copies thereof that are not necessary or helpful to the Proceeding or (ii) certify in writing that all such information and copies have been destroyed.